Exhibit 99.1

Arbor Realty Trust Reports Fourth Quarter and Full Year 2022 Results and Declares Dividend of $0.40 per Share

Fourth Quarter Highlights:

•	Diversified, annuity-based operating platform with a multifamily focus that generates strong distributable earnings and dividends in all cycles

•	GAAP net income of $0.49 per diluted common share

•	Distributable earnings of $0.60 per diluted common share[1], well in excess of our current dividend, representing a 67% payout ratio

•	Declares cash dividend on common stock of $0.40 per share

•	Strong liquidity position with ~$685 million in cash and liquidity and ~$420 million of restricted cash in replenishable CLO vehicles with a weighted average cost of 1.67% over benchmark rates[2]

•	Structured loan originations of $500.5 million and a portfolio of $14.46 billion

•	Agency loan originations of $1.55 billion and a servicing portfolio of ~$28.00 billion

•	Completed our first Freddie Mac Q Series securitization totaling ~$315 million

Full Year Highlights:

•	GAAP net income of $1.67 per diluted common share; distributable earnings of $2.23 per diluted common share[1], representing an 11% increase over last year

•	Raised dividend 3 times in 2022 to an annual run rate of $1.60 per share, representing an 8% increase over the prior year

•	Best-in-class return on equity of 18%

•	Structured portfolio growth of 19% from loan originations of $6.15 billion

•	Agency servicing portfolio growth of 4% from loan originations of $4.77 billion

•	Continued success from our industry-leading securitization platform closing 4 new securitizations totaling $3.91 billion

•	Raised ~$486 million of accretive growth capital through several common and preferred equity offerings

•	Issued ~$438 million of debt offerings primarily to repay existing debt

Arbor Realty Trust Reports Fourth Quarter and Full Year 2022 Results and Declares Dividend of $0.40 per Share

February 17, 2023	Page 2

Uniondale, NY, February 17, 2023 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the fourth quarter ended December 31, 2022. Arbor reported net income for the quarter of $88.2 million, or $0.49 per diluted common share, compared to net income of $106.0 million, or $0.71 per diluted common share for the quarter ended December 31, 2021. Net income for the year was $284.8 million, or $1.67 per diluted common share, compared to $317.4 million, or $2.28 per diluted common share for the year ended December 31, 2021. Distributable earnings for the quarter was $114.0 million, or $0.60 per diluted common share, compared to $94.2 million, or $0.57 per diluted common share for the quarter ended December 31, 2021. Distributable earnings for the year was $405.7 million, or $2.23 per diluted common share, compared to $313.7 million, or $2.01 per diluted common share for the year ended December 31, 2021. 1

Agency Business

Loan Origination Platform

	Agency Loan Volume (in thousands)
	Quarter Ended		Year Ended
	December 31, 2022	September 30, 2022	December 31, 2022	December 31, 2021
Fannie Mae	$1,174,827	$629,610	$2,919,566	$3,389,312
Freddie Mac	295,258	350,980	1,353,001	1,016,142
Private Label	25,629	35,671	217,542	1,436,853
FHA	19,658	78,382	188,394	430,320
SFR-Fixed Rate	33,800	16,678	89,683	136,931
Total Originations	$1,549,172	$1,111,321	$4,768,186	$6,409,558

Total Loan Sales	$1,739,069	$1,082,136	$5,438,623	$6,415,169

Total Loan Commitments	$1,523,069	$1,464,235	$5,146,718	$6,347,752

For the quarter ended December 31, 2022, the Agency Business generated revenues of $95.9 million, compared to $43.1 million for the third quarter of 2022. Gain on sales, including fee-based services, net on the GSE/Agency business (excluding private label and SFR) was $22.7 million for the quarter, reflecting a margin of 1.33%, compared to $13.4 million and 1.30% for the third quarter of 2022. Income from mortgage servicing rights was $17.1 million for the quarter, reflecting a rate of 1.12% as a percentage of loan commitments, compared to $17.6 million (excluding $1.8 million related to the sale of $296.9 million of bridge loans) and 1.51% for the third quarter of 2022.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2022 Results and Declares Dividend of $0.40 per Share

February 17, 2023	Page 3

At December 31, 2022, loans held-for-sale was $354.1 million, with financing associated with these loans totaling $305.4 million.

Fee-Based Servicing Portfolio

The Company’s fee-based servicing portfolio totaled $28.00 billion at December 31, 2022 and excludes $152.7 million of private label loans originated that were not yet sold or securitized. Servicing revenue, net was $27.7 million for the quarter and consisted of servicing revenue of $43.0 million, net of amortization of mortgage servicing rights totaling $15.3 million.

	Fee-Based Servicing Portfolio ($ in thousands)
	December 31, 2022			September 30, 2022			December 31, 2021
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (years)
Fannie Mae	$19,038,124	0.502%	8.1	$18,331,457	0.521%	8.3	$19,127,397	0.535%	8.0
Freddie Mac	5,153,207	0.250%	9.0	4,979,612	0.260%	9.5	4,943,905	0.271%	9.3
Private Label	2,074,859	0.185%	7.6	2,075,791	0.200%	8.2	1,711,326	0.200%	8.3
FHA	1,155,893	0.149%	19.5	1,136,684	0.149%	19.8	985,063	0.154%	21.0
Bridge	301,182	0.125%	1.7	299,696	0.125%	2.3	-	-	-
SFR-Fixed Rate	274,764	0.198%	6.0	241,887	0.200%	6.2	191,698	0.200%	6.5
Total	$27,998,029	0.411%	8.6	$27,065,127	0.424%	8.9	$26,959,389	0.449%	8.8

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”) and includes $34.4 million for the fair value of the guarantee obligation undertaken at December 31, 2022. The Company recorded a $3.5 million net provision for loss sharing associated with CECL for the fourth quarter of 2022. At December 31, 2022, the Company’s total CECL allowance for loss-sharing obligations was $22.7 million, representing 0.12% of the Fannie Mae servicing portfolio.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2022 Results and Declares Dividend of $0.40 per Share

February 17, 2023	Page 4

Structured Business

Portfolio and Investment Activity

	Structured Portfolio Activity ($ in thousands)
	Quarter Ended				Year Ended
	December 31, 2022		September 30, 2022		December 31, 2022		December 31, 2021
	UPB	%	UPB	%	UPB	%	UPB	%
Bridge:
Multifamily	$295,451	59%	$592,844	77%	$5,468,222	89%	$9,101,139	94%
SFR	161,580	32%	163,851	21%	613,819	10%	415,501	4%
	457,031	91%	756,695	98%	6,082,041	99%	9,516,640	98%

Mezzanine/Preferred Equity	43,497	9%	17,970	2%	69,606	1%	203,875	2%
Total Originations	$500,528	100%	$774,665	100%	$6,151,647	100%	$9,720,515	100%

Number of Loans Originated	50		52		318		422

SFR Commitments	$352,673		$457,564		$1,078,744		$264,101

Runoff	$1,117,806		$911,790		$3,818,554		$2,516,771

	Structured Portfolio ($ in thousands)
	December 31, 2022		September 30, 2022		December 31, 2021
	UPB	%	UPB	%	UPB	%
Bridge:
Multifamily	$12,830,999	89%	$13,455,073	90%	$10,800,896	89%
SFR	927,373	6%	825,771	6%	408,245	3%
Other	337,682	2%	337,682	2%	541,568	4%
	14,096,054	98%	14,618,526	98%	11,750,709	97%

Mezzanine/Preferred Equity	324,224	2%	335,003	2%	378,891	3%
SFR Permanent	35,845	<1%	36,114	<1%	29,395	<1%
Total Portfolio	$14,456,123	100%	$14,989,643	100%	$12,158,995	100%

At December 31, 2022, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $14.56 billion, with a weighted average current interest pay rate of 8.17%, compared to $14.99 billion and 6.90% at September 30, 2022. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 8.42% at December 31, 2022, compared to 7.15% at September 30, 2022.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2022 Results and Declares Dividend of $0.40 per Share

February 17, 2023	Page 5

The average balance of the Company’s loan and investment portfolio during the fourth quarter of 2022, excluding loan loss reserves, was $14.83 billion with a weighted average yield of 8.12%, compared to $15.01 billion and 6.57% for the third quarter of 2022. The increase in average yield was primarily due to increases in the benchmark index rates in the fourth quarter of 2022, as well as from back interest received upon the payoff of a non-performing loan.

During the fourth quarter of 2022, the Company recorded a $10.3 million provision for loan losses associated with CECL. At December 31, 2022, the Company’s total allowance for loan losses was $132.6 million. The Company had four non-performing loans with a carrying value of $7.7 million, before related loan loss reserves of $5.1 million, compared to four loans with a carrying value of $24.2 million, before related loan loss reserves of $5.1 million at September 30, 2022.

Financing Activity

The Company completed its first loan securitization vehicle through Freddie Mac’s Q Series securitization program, totaling $315.8 million of first priority multifamily mortgage loans. A series of pass-through certificates totaling $236.9 million were purchased by third-party investors, and the Company retained subordinate and interest-only classes in the issuing vehicle of $79.0 million. The facility has an initial interest rate of 2.00% over one-month SOFR, excluding certain fees and transaction costs.

The balance of debt that finances the Company’s loan and investment portfolio at December 31, 2022 was $13.28 billion with a weighted average interest rate including fees of 6.50% as compared to $13.94 billion and a rate of 5.33% at September 30, 2022. The average balance of debt that finances the Company’s loan and investment portfolio for the fourth quarter of 2022 was $13.69 billion, as compared to $13.90 billion for the third quarter of 2022. The average cost of borrowings for the fourth quarter of 2022 was 5.80%, compared to 4.49% for the third quarter of 2022. The increase in average cost was due to increases in the benchmark index rates in the fourth quarter of 2022.

Capital Markets

The Company issued $150.0 million of 8.50% senior notes due 2027 in a private placement. The Company received proceeds totaling $147.7 million, net of discount and fees from this offering. The Company used the net proceeds to repay debt and for general corporate purposes.

Dividend

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.40 per share of common stock for the quarter ended December 31, 2022. The dividend is payable on March 17, 2023 to common stockholders of record on March 3, 2023. The ex-dividend date is March 2, 2023.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2022 Results and Declares Dividend of $0.40 per Share

February 17, 2023	Page 6

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at www.arbor.com in the investor relations section of the Company’s website, or you can access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 267-6316 for domestic callers and (203) 518-9783 for international callers. Please use participant passcode ABRQ422 when prompted by the operator.

A telephonic replay of the call will be available until February 24, 2023. The replay dial-in numbers are (800) 688-7945 for domestic callers and (402) 220-1370 for international callers.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender and Freddie Mac Optigo® Seller/Servicer, and an approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine and preferred equity loans. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, in particular, due to the severity and duration of the COVID-19 pandemic, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2022 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2022 Results and Declares Dividend of $0.40 per Share

February 17, 2023	Page 7

Notes

1.	During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on the last page of this release.

2.	Amounts reflect approximate balances as of February 8, 2023.

Contact:	Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com

Arbor Realty Trust Reports Fourth Quarter and Full Year 2022 Results and Declares Dividend of $0.40 per Share

February 17, 2023	Page 8

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income - (Unaudited)

($ in thousands—except share and per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)
Interest income	$320,597	$144,315	$948,401	$466,087
Interest expense	207,538	67,883	557,617	212,005
Net interest income	113,059	76,432	390,784	254,082

Other revenue:
Gain on sales, including fee-based services, net	23,290	36,935	55,816	123,037
Mortgage servicing rights	17,059	34,542	69,346	130,230
Servicing revenue, net	27,679	23,875	92,192	74,814
Property operating income	846	185	1,877	185
Gain (loss) on derivative instruments, net	16,526	4,636	26,609	(2,684)
Other income, net	(1,500)	3,425	(17,563)	7,566
Total other revenue	83,900	103,598	228,277	333,148

Other expenses:
Employee compensation and benefits	42,089	43,149	161,825	171,796
Selling and administrative	13,030	11,868	53,990	45,575
Property operating expenses	694	297	2,136	718
Depreciation and amortization	2,640	1,865	8,732	7,215
Provision for loss sharing (net of recoveries)	4,061	(5,096)	1,862	(6,167)
Provision for credit losses (net of recoveries)	11,469	(8,424)	21,169	(21,113)
Litigation settlement	7,350	-	7,350	-
Total other expenses	81,333	43,659	257,064	198,024

Income before extinguishment of debt, sale of real estate, income from equity affiliates, and income taxes	115,626	136,371	361,997	389,206
Loss on extinguishment of debt	(320)	(2,004)	(4,933)	(3,374)
Gain on sale of real estate	-	2,466	-	3,693
(Loss) income from equity affiliates	(4,260)	2,472	14,247	34,567
Provision for income taxes	(4,318)	(12,929)	(17,484)	(46,285)

Net income	106,728	126,376	353,827	377,807

Preferred stock dividends	10,342	8,672	40,954	21,888
Net income attributable to noncontrolling interest	8,234	11,701	28,044	38,507
Net income attributable to common stockholders	$88,152	$106,003	$284,829	$317,412

Basic earnings per common share	$0.51	$0.72	$1.72	$2.30
Diluted earnings per common share	$0.49	$0.71	$1.67	$2.28

Weighted average shares outstanding:
Basic	174,444,084	147,899,133	165,355,167	137,830,691
Diluted	209,743,771	166,104,325	199,112,630	156,089,595

Dividends declared per common share	$0.40	$0.36	$1.54	$1.38

Arbor Realty Trust Reports Fourth Quarter and Full Year 2022 Results and Declares Dividend of $0.40 per Share

February 17, 2023	Page 9

 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 Consolidated Balance Sheets

($ in thousands—except share and per share data)

	December 31,	December 31,
	2022	2021
Assets:
Cash and cash equivalents	$534,357	$404,580
Restricted cash	713,808	486,690
Loans and investments, net (allowance for credit losses of $132,559 and $113,241)	14,254,674	11,981,048
Loans held-for-sale, net	354,070	1,093,609
Capitalized mortgage servicing rights, net	401,471	422,734
Securities held-to-maturity, net (allowance for credit losses of $3,153 and $1,753)	156,547	140,484
Investments in equity affiliates	79,130	89,676
Due from related party	77,419	84,318
Goodwill and other intangible assets	96,069	100,760
Other assets	371,440	269,946
Total assets	$17,038,985	$15,073,845

Liabilities and Equity:
Credit and repurchase facilities	$3,841,814	$4,481,579
Securitized debt	7,849,270	5,892,810
Senior unsecured notes	1,385,994	1,280,545
Convertible senior unsecured notes, net	280,356	259,385
Junior subordinated notes to subsidiary trust issuing preferred securities	143,128	142,382
Due to related party	12,350	26,570
Due to borrowers	61,237	96,641
Allowance for loss-sharing obligations	57,168	56,064
Other liabilities	335,789	287,885
Total liabilities	13,967,106	12,523,861

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized, shares issued and outstanding by period:	633,684	556,163
Special voting preferred shares - 16,293,589 and 16,325,095 shares
6.375% Series D - 9,200,000 shares
6.25% Series E - 5,750,000 shares
6.25% Series F - 11,342,000 and 8,050,000 shares
Common stock, $0.01 par value: 500,000,000 shares authorized - 178,230,522 and 151,362,181 shares issued and outstanding	1,782	1,514
Additional paid-in capital	2,204,481	1,797,913
Retained earnings	97,049	62,532
Total Arbor Realty Trust, Inc. stockholders’ equity	2,936,996	2,418,122

Noncontrolling interest	134,883	131,862
Total equity	3,071,879	2,549,984

Total liabilities and equity	$17,038,985	$15,073,845

Arbor Realty Trust Reports Fourth Quarter and Full Year 2022 Results and Declares Dividend of $0.40 per Share

February 17, 2023	Page 10

 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 Statement of Income Segment Information - (Unaudited)

(in thousands)

	Quarter Ended December 31, 2022
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated
Interest income	$305,775	$14,822	$-	$320,597
Interest expense	199,968	7,570	-	207,538
Net interest income	105,807	7,252	-	113,059

Other revenue:
Gain on sales, including fee-based services, net	-	23,290	-	23,290
Mortgage servicing rights	-	17,059	-	17,059
Servicing revenue	-	43,023	-	43,023
Amortization of MSRs	-	(15,344)	-	(15,344)
Property operating income	846	-	-	846
Gain on derivative instruments, net	-	16,526	-	16,526
Other income, net	2,012	(3,512)	-	(1,500)
Total other revenue	2,858	81,042	-	83,900

Other expenses:
Employee compensation and benefits	13,338	28,751	-	42,089
Selling and administrative	6,260	6,770	-	13,030
Property operating expenses	694	-	-	694
Depreciation and amortization	1,467	1,173	-	2,640
Provision for loss sharing (net of recoveries)	-	4,061	-	4,061
Provision for credit losses (net of recoveries)	10,407	1,062	-	11,469
Litigation settlement	7,350	-	-	7,350
Total other expenses	39,516	41,817	-	81,333

Income before extinguishment of debt, income from equity affiliates, and income taxes	69,149	46,477	-	115,626

Loss on extinguishment of debt	(320)	-	-	(320)
Loss from equity affiliates	(4,260)	-	-	(4,260)
Benefit from (provision for) income taxes	548	(4,866)	-	(4,318)

Net income	65,117	41,611	-	106,728

Preferred stock dividends	10,342	-	-	10,342
Net income attributable to noncontrolling interest	-	-	8,234	8,234
Net income attributable to common stockholders	$54,775	$41,611	$(8,234)	$88,152

(1) Includes income allocated to the noncontrolling interest holders not allocated to the two reportable segments.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2022 Results and Declares Dividend of $0.40 per Share

February 17, 2023	Page 11

 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 Balance Sheet Segment Information - (Unaudited)

(in thousands)

	December 31, 2022
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$200,514	$333,843	$534,357
Restricted cash	713,615	193	713,808
Loans and investments, net	14,254,674	-	14,254,674
Loans held-for-sale, net	-	354,070	354,070
Capitalized mortgage servicing rights, net	-	401,471	401,471
Securities held-to-maturity, net	-	156,547	156,547
Investments in equity affiliates	79,130	-	79,130
Goodwill and other intangible assets	12,500	83,569	96,069
Other assets	367,837	81,022	448,859
Total assets	$15,628,270	$1,410,715	$17,038,985

Liabilities:
Debt obligations	$13,195,120	$305,442	$13,500,562
Allowance for loss-sharing obligations	-	57,168	57,168
Other liabilities	299,559	109,817	409,376
Total liabilities	$13,494,679	$472,427	$13,967,106

Arbor Realty Trust Reports Fourth Quarter and Full Year 2022 Results and Declares Dividend of $0.40 per Share

February 17, 2023	Page 12

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Reconciliation of Distributable Earnings to GAAP Net Income - (Unaudited)

 ($ in thousands—except share and per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income attributable to common stockholders	$88,152	$106,003	$284,829	$317,412

Adjustments:
Net income attributable to noncontrolling interest	8,234	11,701	28,044	38,507
Income from mortgage servicing rights	(17,059)	(34,542)	(69,346)	(130,230)
Deferred tax provision (benefit)	6,092	201	(1,741)	10,892
Amortization and write-offs of MSRs	22,528	29,268	104,378	91,356
Depreciation and amortization	3,225	2,763	11,069	10,900
Loss on extinguishment of debt	320	2,004	4,933	3,374
Provision for credit losses, net	14,823	(21,646)	25,077	(39,856)
(Gain) loss on derivative instruments, net	(14,992)	(1,053)	3,480	432
Gain on real estate from settlement of loan	-	(2,466)	-	(2,466)
Stock-based compensation	2,643	1,943	14,973	9,929
Loss on redemption of preferred stock	-	-	-	3,479

Distributable earnings (1)	$113,966	$94,176	$405,696	$313,729

Diluted distributable earnings per share (1)	$0.60	$0.57	$2.23	$2.01

Diluted weighted average shares outstanding (1) (2)	191,273,691	166,104,325	182,224,404	156,089,595

(1) Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.

(2) Beginning in the first quarter of 2022, the diluted weighted average shares outstanding were adjusted to exclude the potential shares issuable upon conversion and settlement of the Company's convertible senior notes principal balance. Excluding the effect of a potential conversion in shares until a conversion occurs is consistent with past treatment and other unrealized adjustments to distributable earnings. For the quarter and year ended December 31, 2022, the diluted weighted average shares outstanding excluded 18,470,080 and 16,888,226 of these potentially issuable shares, respectively.

The Company is presenting distributable earnings because management believes it is an important supplemental measure of the Company's operating performance and is useful to investors, analysts and other parties in the evaluation of REITs and their ability to provide dividends to stockholders. Dividends are one of the principal reasons investors invest in REITs. To maintain REIT status, REITs are required to distribute at least 90% of their REIT-taxable income. The Company considers distributable earnings in determining its quarterly dividend and believes that, over time, distributable earnings is a useful indicator of the Company's dividends per share.

The Company defines distributable earnings as net income (loss) attributable to common stockholders computed in accordance with GAAP, adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from MSRs, amortization and write-offs of MSRs, gains/losses on derivative instruments primarily associated with Private Label loans not yet sold and securitized, changes in fair value of GSE-related derivatives that temporarily flow through earnings (net of any tax impact), deferred tax provision (benefit), CECL provisions for credit losses (adjusted for realized losses as described below), amortization of the convertible senior notes conversion option (in comparative periods prior to 2022) and gains/losses on the receipt of real estate from the settlement of loans (prior to the sale of the real estate). The Company also adds back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt and redemption of preferred stock.

The Company reduces distributable earnings for realized losses in the period management determines that a loan is deemed nonrecoverable in whole or in part. Loans are deemed nonrecoverable upon the earlier of: (1) when the loan receivable is settled (i.e., when the loan is repaid, or in the case of foreclosure, when the underlying asset is sold); or (2) when management determines that it is nearly certain that all amounts due will not be collected. The realized loss amount is equal to the difference between the cash received, or expected to be received, and the book value of the asset.

Distributable earnings is not intended to be an indication of the Company's cash flows from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company's calculation of distributable earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.